   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON DECEMBER 12, 2000
                                                       REGISTRATION NO. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               CELL PATHWAYS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           ---------------------------

             Delaware                                  23-2969600
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                              702 Electronic Drive
                                Horsham, PA 19044
                                 (215) 706-3800
                    (Address of Principal Executive Offices)

                 CELL PATHWAYS, INC. 1997 EQUITY INCENTIVE PLAN
       CELL PATHWAYS, INC. 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                CELL PATHWAYS, INC. EMPLOYEE STOCK PURCHASE PLAN
                     TSENG LABS, INC. 1991 STOCK OPTION PLAN
            TSENG LABS, INC. 1991 SPECIAL DIRECTORS STOCK OPTION PLAN
                     TSENG LABS, INC. 1995 STOCK OPTION PLAN

                            (Full Title of the Plans)

                           MARTHA E. MANNING, ESQUIRE
              Senior Vice President, General Counsel and Secretary
                               Cell Pathways, Inc.
                              702 Electronic Drive
                                Horsham, PA 19044
                                 (215) 706-3800
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                           ---------------------------

                                   Copies To:
                            Stephen A. Jannetta, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

    TITLE                              PROPOSED MAXIMUM   PROPOSED MAXIMUM
OF SECURITIES TO         AMOUNT         OFFERING PRICE        AGGREGATE
BE REGISTERED(1)    TO BE REGISTERED      PER SHARE        OFFERING PRICE    AMOUNT OF REGISTRATION FEE
----------------    ----------------      ---------        --------------    --------------------------
Common Stock          3,250,015(2)         $4.625           $15,031,319.37         $3,968.27
(par value $0.01)

(1) Includes rights to purchase shares of the Registrant's Series A Junior Participating Stock pursuant to the Preferred Stock Purchase Rights Plan of Cell Pathways, Inc. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the Common Stock registered hereby. Pursuant to Rule 416 under the Securities Act of 1993, as amended (the "Securities Act"), this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) For purposes of calculating the registration fee on the shares of Common Stock being registered pursuant to this Registration Statement, the maximum offering price per share has been estimated at $4.625 based upon the average of the high and low prices of the Common Stock, as reported in the Nasdaq National Market on December 6, 2000.

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E on Form S-8 under the Securities Act, the contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-66701) is incorporated herein by reference.

ITEM 8: EXHIBITS

Exhibit #                            Description
---------                            -----------

5                 Opinion of Morgan, Lewis & Bockius LLP.

23.1              Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

23.2              Consent of Arthur Andersen LLP.

24                Power of Attorney (included in signature page).

99 Cell Pathways 1997 Equity Incentive Plan (as amended and restated).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 12 day of December, 2000.


                                             CELL PATHWAYS, INC.


                                             By: /s/ Robert J. Towarnicki
                                                --------------------------------
                                                Robert J. Towarnicki
                                                President and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Towarnicki and Martha E. Manning, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                                    Date
---------                   -----                                    ----

/s/ Robert J. Towarnicki    President, Chief Executive Officer       December 12, 2000
------------------------    (Principal Executive Officer) and
Robert J. Towarnicki        Chairman of the Board of Directors

/s/ Brian J. Hayden         Chief Financial Officer, Vice            December 12, 2000
------------------------    President -- Finance (Principal
Brian J. Hayden             Financial and Accounting Officer)

Signature                   Title                                    Date
---------                   -----                                    ----
/s/ William A. Boeger       Director                                 December 12, 2000
-----------------------
William A. Boeger

/s/ John J. Gibbons         Director                                 December 12, 2000
-----------------------
John J. Gibbons

/s/ Thomas M. Gibson        Director                                 December 12, 2000
-----------------------
Thomas M. Gibson

/s/ Judith A. Hemberger     Director                                 December 12, 2000
-----------------------
Judith A. Hemberger

/s/ Bruce R. Ross           Director                                 December 12, 2000
------------------------
Bruce R. Ross

/s/ Rifat Pamukcu           Director and Executive Vice President    December 12, 2000
------------------------    -- Chief Scientific Officer
Rifat Pamukcu

/s/ Louis M. Weiner         Director                                 December 12, 2000
-----------------------
Louis M. Weiner

                                  EXHIBIT INDEX



5        Opinion of Morgan, Lewis & Bockius LLP.

23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

23.2     Consent of Arthur Andersen LLP.

24       Power of Attorney (included in signature page).

99       Cell Pathways 1997 Equity Incentive Plan (as amended and restated).